EXHIBIT 23.1



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-KA, into Interplay Entertainment Corp.'s previously filed Registration Statements File Nos. 333-50254 and 333-60583 on Form S-8.



/S/ ARTHUR ANDERSEN LLP

Arthur Andersen LLP

Orange County, California
November 29, 2001